Exhibit 10.60.1

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This first amendment to employment agreement (this "Agreement") is effective on October 1, 2001 by and between ISG Resources, Inc. ("Employer") with its principal place of business located at 136 East South Temple, Suite 1300, Salt Lake City, Utah 84111 and R Steve Creamer ("Employee"), an individual who resides in Salt Lake City, Utah.

         WHEREAS, JTM Industries, Inc. ("JTM") and Employee entered into an Employment Agreement on October 14, 1997 (the "Employment Agreement") and whereas JTM was merged into Employer on January 1, 1999;

         WHEREAS Employer and Employee desire to amend the Employment Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth herein.

         1. Section 3 of the Employment Agreement is amended to provide that the term of employment shall run through December 31, 2003 (the "Term"), and all other obligations of Employer shall be extended for a like period. At the expiration of the Term, this Agreement shall be automatically extended for additional terms of one year, unless one party notifies the other party of its desire to not extend the term of this Agreement by giving written notice of such desire to the other party, in writing, by October 1 of the year of the then current term.

         2. Section 4 (a) of the Employment Agreement is amended to provide that Employee's Base Salary shall be increased to the rate of three hundred sixty thousand dollars ($360,000).

         3. The remaining provisions of the Employment Agreement shall remain in full force and effect. Reference is craved to the Employment Agreement for specific terms and conditions thereof which are incorporated herein by reference, except as amended by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year above written.


ISG RESOURCES, INC.                                  R STEVE CREAMER


/s/ Brett A. Hickman                                 /s/ R. Steve Creamer
-----------------------------------                 ----------------------------
By: Brett A. Hickman                                R Steve Creamer
Its: Sr. V.P. and General Counsel

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of October 14, 1997 (this "Agreement"), by and between JTM Industries. Inc. (the "Company") and R. Stephen Creamer (the "Executive").

         WHEREAS, simultaneous with and effective upon the acquisition of the Company by Industrial Quality Services, Inc., a Delaware corporation from Laidlaw, Inc., the Company desires to employ the Executive as Chief Executive Officer of the Company; and

         WHEREAS, the Executive desires to be retained in such capacity on the terms and conditions set forth herein, effective upon the consummation of such acquisition (the "Commencement Date"), it being understood and acknowledged that if the consummation of the acquisition shall not occur, this Agreement shall have no force or effect.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, the Company and the Executive agree as follows:

         1. No Conflict. The Executive represents to the Company that the execution, delivery and performance by the Executive of this Agreement do not and shall not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Executive is a party or of which the Executive is or should be aware.

         2. Employment: Duties. The Company shall employ the Executive as Chief Financial Officer for the "Employment Period" as defined in Section 3. In addition, the Company shall use its best efforts to cause the Executive to be elected Chairman of the Board of Directors of the Company (the "Board") during the Employment Term. The Executive, in his capacity as Chief Executive Officer, shall have such duties, responsibilities and authority normally incident to such office. The precise duties, responsibilities and authority of the Executive may be expanded, limited or modified, at any time and from time to time, at the discretion of the Board of Directors of the Company (the "Board") or its Chief Executive Officer. During the Employment Period, the Executive shall devote all necessary working time, attention, knowledge and experience and give his diligent effort, skill and abilities, to promote the business and interests of the Company. Subject to Section 8, the Executive may serve as an officer or director of, make investments in, or otherwise participate in, other entities, provided that such service is disclosed in advance to the Board.

         3. Employment Period. This Agreement shall have a term of three years, commencing as of the Commencement Date and ending on the third anniversary of the Commencement Date (the "Initial Period"), unless sooner terminated in accordance with the provisions of Section 9. On the expiration of the Initial Period and on each yearly anniversary thereof, this Agreement shall automatically renew for an additional one-year period, unless sooner terminated in accordance with the provisions of Section 9, unless the Company or the Executive notifies the other in writing of its intention not to renew this Agreement not less than sixty (60) days prior to such expiration date or anniversary, as the case may be. The term of this Agreement, as in effect from time to time, is referred to herein as the "Employment Period".

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         4. Compensation and Benefits.

         (a) Base Compensation. The Executive shall be paid an aggregate base salary (the "Base Salary") at the rate of $125,000 per annum, less statutory deductions and withholdings. The Base Salary shall be payable in a manner consistent with the normal payroll practices of the Company as in effect from time to time. The Base Salary shall be reviewed annually by the Compensation Committee of the Board (the "Committee").

         (b) Annual Bonus. In addition to the Base Salary, the Executive may be entitled to receive a discretionary annual bonus for each year during the Employment Period based upon such factors as shall be established by the Committee, at the sole discretion of the Committee.

         (c) Employee Benefits. The Executive shall be entitled to participate in each and every employee benefit and group insurance plan and program provided by the Company for its officers and employees generally, in accordance with the terms of the applicable plan documents as they may be amended from time to time, substantially consistent with the employee benefits being provided to the officers and/or employees of the Company as of the date immediately preceding the effectiveness of this Employment Agreement.

         (d) Business Expense Reimbursement. The Company shall reimburse the Executive for all reasonable and necessary business and travel expenses that the Executive incurs in connection with the Executive's performance of services for the Company hereunder, in accordance with the reimbursement policies established by the Company from time to time (which, the parties hereto acknowledge, shall be consistent with the policies of the Company as they relate to business expense reimbursement as of the date immediately preceding the effectiveness of this Employment Agreement), and shall reimburse the Executive for the reasonable expenses associated with the maintenance of an office in Utah, provided that such reimbursement shall be limited to $3,000 per month.

         5. Confidentiality. The Executive recognizes that it is in the legitimate business interest of the Company to restrict his disclosure or use of Trade Secrets and Confidential Information relating to the Company and its direct or indirect subsidiaries, parents or affiliates for any purpose other than in connection with his performance of his duties to the Company, and to limit any potential appropriation of such Trade Secrets and Confidential Information by the Executive. The Executive therefore agrees that both during and at all times after the Employment Period, be shall maintain as confidential all Trade Secrets and Confidential Information relating to the Company and its direct or indirect subsidiaries, parents or affiliates heretofore or in the future obtained by the Executive The terms "Trade Secrets" and/or "Confidential Information" means matters of a confidential technical or business nature that have been maintained as confidential or the disclosure of which could likely have an adverse effect upon the interests of the Company or its direct or indirect subsidiaries, parents or affiliates.

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         6. Return of Documents and Property. Upon the termination of the
Executive's employment with the Company, or at any time upon the request of the Company, the Executive (or his heirs or personal representatives) shall deliver to the Company (a) all documents and materials (including, without limitation, computer files) containing Trade Secrets or other Confidential Information relating to the business and affairs of the Company and its direct and indirect subsidiaries, parents or affiliates, and (b) all documents, materials and other property (including. without limitation, computer files) belonging to the Company or its direct or indirect subsidiaries, parents or affiliates, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

         7. Discoveries and Works. All Discoveries and Works made or conceived by the Executive during his employment by the Company, whether during the Employment Period or at any time prior thereto, whether or not on the property or premises of the Company, jointly or with others, which relate to the activities of the Executive with the Company or its direct or indirect subsidiaries, parents or affiliates shall be owned by the Company or its direct or indirect subsidiaries, parents or affiliates. The term "Discoveries and Works" includes, by way of example but without limitation, Trade Secrets and other Confidential Information, patents and patent applications, trademarks and trademark registrations and applications, service marks and service mark registrations and applications, trade names, copyrights and copyright registrations and applications. The Executive shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by, the Company, as the case may be, to evidence or better assure title to Discoveries and Works in the Company or its direct or indirect subsidiaries, parents or affiliates, as so requested, (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company or its direct or indirect subsidiaries, parents or affiliates, (c) assist the Company or its direct or indirect subsidiaries, parents or affiliates in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works, and (d) promptly execute, whether during his employment with the Company or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company or its direct or indirect subsidiaries, parents or affiliates and to protect the title of the Company or its direct or indirect subsidiaries, parents or affiliates thereto, including but not limited to assignments of such patents and other rights. The Executive acknowledges that all Discoveries and Works shall be deemed "works made for hire" under the Copyright Act of 1976, as amended, 17 U.S.C. ss.101.

         8. Noncompetition and Nonsolicitation.

         (a) Restrictive Covenant. The Executive agrees that he shall, during the Restricted Period (as defined below), refrain from, either alone or in conjunction with any other Person, or directly or indirectly through his present or future affiliates or Associates (as defined below):

                  (i) (except pursuant to his duties performed for the Company during the Employment Period) directly or indirectly, owning, managing, operating, joining, or having a financial interest in, controlling or participating in the ownership, management, operation or control of, or

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         being employed as an employee, agent or the Executive, or in any other individual or representative capacity whatsoever, or using or permitting his name to be used in connection with, or lending assistance (financial or otherwise) to or being otherwise connected in any manner with any business or enterprise engaged in the Restricted Business (as defined below) within any portion of the United States (whether or not such business is physically located within the United States); provided, however, that nothing contained herein shall be construed as preventing the Executive from engaging in the ownership, purchase and/or sale of landfills; and

                  (ii) soliciting, inducing, or attempting to influence any individual who the Executive, after due inquiry, knows is an employee of the Company or any of its subsidiaries, parents or affiliates to terminate his or her employment relationship with the Company or such subsidiary or affiliate, or to become employed by the Executive or any affiliate or associate of the Executive or any person by which the Executive is employed, or interfering in any other way with the employment, or other relationship, of the Company or such subsidiary, parent or affiliate and any employee thereof; provided, however, that this clause (ii) shall not apply as it may relate to R. Stephen Creamer.

         (b) Definitions. As used herein:

                  (i) "Associate" means with respect to any person, any corporation or other business organization of which such person is an officer, employee or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar capacity and any relative or spouse of such person, or any relative of such spouse;

                  (ii) "Cause" shall mean (i) the willful and continued failure of the Executive to follow the lawful directions of the Board, (ii) any act of fraud or dishonesty, misappropriation or embezzlement, or wilful misconduct in connection with the performance of the Executive's duties hereunder, (iii) a material breach by the Executive of any material provision hereof or of any material contractual or material legal duty to the Company (including, but not limited to, the unauthorized disclosure of Trade Secrets or other Confidential Information), after written notice thereof from the Board and a 30-day opportunity to cure in the event that such breach is curable, (iv) the conviction of the Executive of a felony or other crime or offense involving moral turpitude (including pleading guilty or no contest to such a crime or offense or a lesser charge which results from plea bargaining), whether or not committed in connection with the business of the Company, (v) the Executive's alcohol or substance abuse or (vi) a material breach by the Executive of the provisions of any stockholders agreement or other agreement relating to the Executive's acquisition of an equity interest in the Company to which the Executive may become a party on or after the Commencement Date after written notice thereof from the Board and a 30-day opportunity to cure in the event that such breach is curable.

                  (iii) "Good Reason" shall mean a material breach by the Company of any material provision hereof (after written notice thereof from the Executive and a 30-day opportunity to cure in the event that

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         such breach is curable); a transfer of the Executive's customary place of employment to a location more than 40 miles from Salt Lake City, Utah; or a material change in the nature of the Executive's duties, title or responsibility without the consent of the Executive.

                  (iv) "Restricted Business" means the provision of coal by-product ("CCB") management services, such as collection, removal, disposal and marketing of fly-ash and other CCBs.

                  (v) "Restricted Period" means the Employment Period, and the period thereafter equal to (i) three years in the case of a termination of the Employment Period by the Company with Cause or by the Executive without Good Reason, or (ii) two years in the case of a termination of the Employment Period for any other reason (including by reason of expiration of the term of the Agreement).

         (c) Reasonableness of Restrictions. The Executive acknowledges and agrees that the restrictions set forth in this Section 8, and, specifically, the period of time designated as the Restricted Period and geographical area specified hereunder, are reasonable in view of the nature of the business in which the Company is engaged, and the Executive's particular knowledge of the Company's and its subsidiaries, parents and affiliates' respective businesses, and the Executive hereby agrees not to challenge in any way, or to otherwise raise a defense to, the enforceability of any of the restrictions set forth in this Section 8 during the Restricted Period in any manner whatsoever, including but not limited to challenging the reasonableness of the restrictions set forth herein.

         (d) Enforceability of Restrictive Covenant. It is the understanding of the Executive and the Company that the provisions of this Section 8 be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section 8, or of this Agreement.

         9. Termination. The Company or the Executive may terminate this Agreement, with or without cause, with or without prior notice. In the event the Company terminates this Agreement or the Executive resigns from employment, the Executive's rights and the obligations of the Company hereunder shall cease as of the effective date of the termination, including, without limitation, the right to receive the Base Salary, any Bonus Award and all other compensation or benefits provided for in this Agreement, and the Executive hereby acknowledges and agrees that no severance or similar or other damages or payments of any kind whatsoever shall be payable to the Executive due to, in connection with, or in the event of, the Executive's termination or resignation from employment for any reason.

         10. Enforcement.

         (a) Equitable Relief. The Executive agrees that the remedies at law for any breach or threat of breach by him of any of the provisions of Sections 5, 6, 7, and 8 hereof will be inadequate, and that, in addition to any other remedy to

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which the Company may be entitled at law or in equity, the Company shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining order or orders to prevent breaches of the provisions of Sections 5, 6, 7, and 8 hereof and to enforce specifically the terms and provisions thereof, in each case without the need to post any security or bond. Nothing herein contained shall be construed as prohibiting the Company from pursuing, in addition, any other remedies available to the Company for such breach or threatened breach. A waiver by the Company of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by the Executive.

         (b) Enforceability. It is expressly understood and agreed that although the Company and the Executive consider the restrictions contained in Sections 5, 6, 7 and 8 hereof to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in such Sections 5, 6, 7 and 8 is an unenforceable restriction on the Executive's activities, the provisions of such Sections 5, 6, 7 and 8 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in Sections 5, 6, 7 or 8 or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of Sections 5, 6, 7 and 8 shall in no respect limit or otherwise affect the Executive's obligations under other agreements with the Company.

         11. Assignment. The rights and obligations of the parties under this Agreement shall not be assignable by either the Company or the Executive, provided that this Agreement is assignable by the Company to any affiliate of the Company, to any successor in interest to any business of the Company, or to a purchaser of all or substantially all of the assets of any business of the Company.

         12. Notices. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service or sent by facsimile. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to:

                           R. Stephen Creamer ECDC Environmental 127 South 500 East Suite 675 Salt Lake City, Utah 84102 Fax:(801)536-6111

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                           with a copy to:

                           Parson Behle & Latimer
                           One Utah Center
                           201 South Main Street
                           Suite 1800
                           Salt Lake City, Utah 84111
                           Fax:(801)536-6111
                           Attention: J. Gordon Hansen, Esq.

and properly addressed to the Company if addressed to:

                           JTM Industries, Inc.
                           c/o Citicorp Venture Capital, Ltd.
                           399 Park Avenue
                           New York, New York 10043
                           Attention:   Joseph Silvestri
                           Facsimile No.: (212) 888-2940

                           with a copy to:

                           Morgan Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY 10178
                           Attention: Philip Werner, Esq.

         13. Severability. Wherever there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring them within the requirements of the law. In the event that any provision of this Agreement shall be held by a court of proper jurisdiction to be indefinite, invalid, void or voidable or otherwise unenforceable, the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intentions of the parties or would result in an unconscionable injustice.

         14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         15. Effect of Termination. Notwithstanding anything to the contrary contained herein, if this Agreement or the Executive's employment is terminated pursuant to Section 9 or otherwise expires, the provisions of Sections 5, 6, 7, 8, 9, 10, 12, 13, 15, 16, 17 and 18 shall continue in full force and effect.

         16. Disputes. Except as necessary to obtain the relief specified in
Section 10(a). any claim or controversy arising out of or relating to this Agreement, or any breach thereof, or otherwise arising out of or relating to the Executive's employment, compensation and benefits with the Company or the

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termination thereof, shall be settled by arbitration in Salt Lake City, Utah in accordance with the rules established by the American Arbitration Association, provided, however. that the parties agree that (i) the arbitrator shall be prohibited from disregarding, adding to or modifying the terms of this Agreement; and (ii) the arbitrator shall be required to follow established principles of substantive law and the law governing burdens of proof. Any claim or controversy not submitted to arbitration in accordance with this Section 16 shall be considered waived and, thereafter, no arbitration panel or tribunal or court shall have the power to rule or make any award on any such claim or controversy. The award rendered in any arbitration proceeding held under this
Section 16 shall be final and binding, and judgment upon the award may be entered in any court having jurisdiction thereof.

         17. Miscellaneous: Choice of Law. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah,

         18. Indemnification. In the event the Executive is made, or threatened to be made, a party to any legal action or proceeding, whether civil or criminal, by reason of the fact that the Executive is or was an officer or director of the Company or any subsidiary of the Company, the Executive shall be indemnified by the Company, and the Company shall pay the Executive's related expenses when and as incurred, all to the fullest extent permitted by law, provided, however, that no indemnification shall be made hereunder with respect to payments and expenses incurred in relation to (i) matters as to which the Executive shall not have acted in good faith and in the reasonable belief that his action was in the best interest of the Company, or (ii) matters as to which are otherwise prohibited by law.

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         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.



                                              JTM INDUSTRIES, INC.



                                              /s/ J.I. Everest, II
                                             ----------------------------------
                                              By: J.I. Everest, II
                                              Title: Treasurer and CFO

                                              EXECUTIVE


                                              /s/ R. Stephen Creamer
                                             ----------------------------------
                                              R. Stephen Creamer

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